United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 26, 2007

Fidelity National Information Services, Inc.

(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	58-2606325
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On June 26, 2007, Fidelity National Information Services, Inc. a Georgia corporation (“FIS”), announced that an Agreement and Plan of Merger (the “Merger Agreement”) had been entered into by and among itself, Agamemnon Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of FIS formed to acquire eFunds (“Merger Sub”) and eFunds Corporation, a Delaware corporation (“eFunds”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into eFunds, with eFunds continuing as the surviving entity and wholly-owned subsidiary of FIS (the “Merger”).
     eFunds is a provider of risk management, electronic payments and global outsourcing solutions. eFunds provides financial services companies and other large enterprises with business insight to make new account decisions, improve fraud detection and management and streamline payment processing.
Merger Agreement
     At the effective time of the Merger, the issued and outstanding shares of eFunds common stock, par value $0.01 per share (other than those held by eFunds, FIS or any of their subsidiaries or shares as to which appraisal rights are validly exercised) will be converted into the right to receive $36.50 per share in cash and the surviving corporation will become a wholly-owned subsidiary of FIS.
     FIS, Merger Sub and eFunds have made customary representations, warranties and covenants in the Merger Agreement, including, among others, that eFunds will (i) conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the closing of the Merger (the “Closing”), (ii) not engage in certain types of transactions during such period and (iii) cause a stockholder meeting to be held by eFunds and, subject to certain exceptions, recommend approval by its stockholders of the Merger Agreement.
     Each party’s obligation to effect the Merger is subject to the fulfillment of conditions, including, among others, (i) approval by the eFunds stockholders, (ii) the absence of any injunction or order prohibiting the Closing, subject to certain limited exceptions, (iii) the expiration or termination of the Hart-Scott-Rodino waiting period, (iv) subject to certain exceptions, the accuracy of representations and warranties of the other party and (v) material compliance of the other party with its covenants. The Merger Agreement may be terminated (i) at any time prior to the Closing by mutual written consent of the parties, (ii) by either FIS or eFunds by written notice to the other if the Closing has not taken place on or before February 15, 2008 and (iii) in other situations that customarily allow parties to terminate mergers of this type.
     The transaction is expected to close following the satisfaction of all closing conditions, which is currently expected to occur before the end of the third quarter of 2007.
     The Merger Agreement provides certain termination rights for both FIS and eFunds and provides that, upon termination of the Merger Agreement under specified circumstances, eFunds may be required to pay FIS a termination fee of $55 million plus certain expenses.
     FIS obtained a debt commitment letter from JPMorgan Securities, Inc. and Banc of America Securities LLC for a new $1.6 billion term loan facility to partially finance the Merger. This new facility would mature in 2014 and would bear interest at a rate chosen by FIS of either (i) the higher of (x) the prime interest rate announced by JPMorgan Chase Bank and (y) the federal funds effective rate plus 0.5%, or (ii) the adjusted LIBOR rate, in each case, plus an applicable margin. Certain domestic subsidiaries of FIS would provide guarantees of FIS’s obligations under this new facility.
General
     The foregoing summary of the Merger and the Merger Agreement, and the transactions contemplated thereby, is not complete, and is qualified in its entirety by reference to the full text of the Merger Agreement filed as

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an exhibit to this report, which is incorporated herein by reference. In the event of any conflict between the foregoing summary and the full text of the Merger Agreement, the text of the Merger Agreement shall control.
     The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates. Except for their status as contractual documents that establish and govern the legal relations among the parties, the Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties were made as of specific dates, only for purposes of the Merger, and solely for the benefit of the parties to the Merger Agreement. These representations and warranties may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties. The representations and warranties may have been made to allocate risks among the parties, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters that the parties exchanged in connection with the signing of the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of these representations and warranties, which may or may not be fully reflected in the parties’ public disclosures.
ITEM 8.01. OTHER EVENTS.
On June 27, 2007, FIS and eFunds issued a joint press release announcing that they had entered into the Merger Agreement. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

2.1	Merger Agreement, dated June 26, 2007, by and among Fidelity National Information Services, Inc., Agamemnon Merger Sub, Inc. and eFunds Corporation, incorporated by reference to Exhibit 2.1 to eFunds Corporation’s current report on Form 8-K filed on June 28, 2007. *

99.1	Press Release issued jointly by Fidelity National Information Services, Inc. and eFunds Corporation on June 27, 2007

*	Contents of the parties’ disclosure schedules pursuant to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FIS will furnish supplementally a copy of the disclosure letters to the SEC, upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: June 29, 2007	By:	/s/ Todd C. Johnson
Name: Todd C. Johnson Title: Senior Vice President and Corporate Secretary

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Exhibit Index

Exhibit	Description
2.1	Merger Agreement, dated June 26, 2007, by and among Fidelity National Information Services, Inc., Agamemnon Merger Sub, Inc. and eFunds Corporation, incorporated by reference to Exhibit 2.1 to eFunds Corporation’s current report on Form 8-K filed on June 28, 2007. *

99.1	Press Release issued jointly by Fidelity National Information Services, Inc. and eFunds Corporation on June 27, 2007

*	Contents of the parties’ disclosure schedules pursuant to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FIS will furnish supplementally a copy of the disclosure letters to the SEC, upon request.

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